Exhibit (c)(8)
Confidential PROJECT SWINGSET Presentation to the Special Committee of the Board of Directors January 9, 2008 evercore partners

Table of Contents Confidential Section Transaction Overview I Historical Stock Price Performance and Trading Activity II Historical and Projected Financial Summary III Overview of Valuation IV Appendix Other Information A EvtiRCORE partners 1

These materials have been prepared by Even-on Group JLLC (“Even-ore”) for the Special Committee of the Board of Dim ‘tors of Bright Horizons Family Solutions, Inc. (“Sn’ingsst” or the “Company “) So whom such materials mi’ directly addressed anil delivered and may no! be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials arc based on information provided by or on be half of the Company and I or other potential transaction participants, Irani public sources or othenvise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or aerification of such information and has relied on such information being complete and accurate in all material respects. To (be extent such information includes estimates and forecasts Oj’future financial’performance prepared by or reviewed with the management of the Company and! or other potential transaction participants or obtained from public sources, Eiiercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or n/airanty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or ihe future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials ham been developed by and are proprietary to Even-ore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent ofEvercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or atrange any finandngfor any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otbenvise revise these materials. These materials may not reflect information known to other professionals in other business areas ofEvercore and its affiliates. Evsrcore and its affiliates do not provide legal, accounting or tax advice. According, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact oj the transactions or matters described herein.

I. Transaction Overview evercore partners

Transaction Overview
Confidential

Transaction Profile

($ in millions, except per share data)

The purpose of this presentation is to provide the Special Committee of the Board of Directors of Bright Horizons Family Solutions, Inc. ("Swingset" or the "Company") with a summary of our analyses underlying our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than holders of the Company Common Stock that are affiliates of Parent and the Rollover Holders), of the cash consideration to be received by such holders in connection with the proposed transaction.

Summary of Key Terms	Proposed Offer	
Transaction Value	Offer Price per Share	$48.25
	Times: Fully diluted shares outstanding (mm) (1)	27.2
	Equity Market Value	$1,315
	Plus: Net Debt (Cash) (2)	3.0
	Total Enterprise Value	$1,318

Financial Summary (3)

	2006	2007E	2008E	LTM Q1 2008E
Revenue	$697.9	$775.1	$853.0	$789.0
% Growth		*11.1%*	*10.1%*	*9.8%*
EBITDA	$90.5	$103.2	$118.8	$105.4
% Margin	*13.0%*	*13.3%*	*13.9%*	*13.4%*
EBITDAE (4)	$94.1	$107.9	$123.8	$110.2
% Margin	*13.5%*	*13.9%*	*14.5%*	*14.0%*
Net Income	$41.7	$45.5	$53.5	$46.5
% Margin	*6.0%*	*5.9%*	*6.3%*	*5.9%*

Implied Transaction Multiples

	2007E	2008E	LTM Q1 2008E
TEV/Revenue	1.7x	1.5x	1.7x
TEV/EBITDA	12.8	11.1	12.5
TEV/EBITDAE	12.2	10.6	12.0
P/E	28.5	24.5	28.0

(1) Fully diluted shares outstanding calculated using the treasury method and based on shares outstanding as of 12/19/07 and current options outstanding as provided by Company management.
(2) Net debt (net cash) estimated as of 03/31/08 per Company management.
(3) Management Projections, as provided to prospective buyers, were provided by management of the Company.
(4) Excludes non-cash equity expense.

EVERCORE PARTNERS
4

Transaction Overview Confidential Evercore Evaluation Process h In connection with rendering our opinion, we have, among other things: - Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant; — Reviewed certain historical and projected non-public financial statements and other historical and projected non-public financial and operating data relating to the Company prepared and furnished to us by management of the Company; - Discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections); - Reviewed die reported prices and the historical trading activity of the common stock of the Company; - Compared certain financial information of the Company with similar, publicly-available information for certain publicly-traded companies that we deemed relevant; — Reviewed the financial terms, to the extent available, of certain transactions that we deemed relevant; - Reviewed a draft of the Agreement dated January 9, 2008; and - Performed such other analyses and examinations and considered such other factors that we deemed appropriate h For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor a For purposes of rendering our opinion, members of the management of the Company have provided us certain financial projections (the “Management Projections”) - With respect to the Management Projections, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and good faith judgments of management of the Company as to the matters covered thereby h The full text of our opinion provided with this presentation sets forth assumptions made, matters considered and limitations on the review undertaken in conjunction with the opinion. You are urged to read the opinion carefully and in its entirety evercore partners 5

II. Historical Stock Price Performance and Trading Activity evercore partners

Historical Stock Price Performance and Trading Activity *Confidential*

Swingset Share Price Performance: Last Two Years

	Offer Premium/(Discount)	
	Average Share Price	Prem./ (Disc.)
1 Day	$33.39	44.5%
1 Month	35.49	36.0%
3 Months	37.66	28.1%
6 Months	39.63	21.8%
1 Year	39.16	23.2%
2 Years	38.67	24.8%



Proposed Offer Price: $48.25
$50
$45
$40
$35
$30
$25
Share Price
3,000
2,500
2,000
1,500
1,000
500
0
Volume in 000's
01/09/06
06/03/06
10/27/06
03/22/07
08/15/07
01/08/08
04/26/06: Announces Q1 EPS of $0.36, exceeding consensus estimate of $0.34
07/26/07: Announces Q2 EPS of $0.40, exceeding consensus estimate of $0.37
10/26/06: Announces as-expected Q3 EPS of $0.37 and lower than expected revenue; lowers full-year revenue growth guidance to 11-12% from previous guidance of 13-14%
02/15/07: Announces Q4 EPS of $0.41, exceeding consensus estimate of $0.39, and forecast 2007 earnings of $1.77 to $1.82
05/31/07: Australian media reports that Swingset might be a takeover target of ABC Learning Centres
07/26/07: Announces Q2 EPS of $0.47, exceeding consensus estimate of $0.46
10/17/07: Cuts Q3 EPS forecast from $0.41 to $0.38

Source: FactSet, Company press releases and industry news sources.

EVERCORE PARTNERS 7

Historical Stock Price Performance and Trading Activity

Confidential

Swingset Trading Multiple Analysis Upon Q3 Earnings Announcement

October 2006	October 2007

2006E TEV/EBITDA Multiple



3 Month Prior Average: 11.8x
3 Month Post Average: 11.2x
14.0x
12.0x
10.0x
8.0x
13.0x
11.1x
10/26/06

2007E TEV/EBITDA Multiple



3 Month Prior Average: 10.6x
Average Since: 9.4x
14.0x
12.0x
10.0x
8.0x
11.6x
9.0x
10/17/07

2006E P/E Multiple



3 Month Prior Average: 26.8x
3 Month Post Average: 25.2x
36.0x
32.0x
28.0x
24.0x
20.0x
16.0x
28.8x
24.8x
10/26/06

2007E P/E Multiple



3 Month Prior Average: 23.6x
Average Since: 21.3x
32.0x
28.0x
24.0x
20.0x
16.0x
26.0x
19.7x
10/17/07

Source: FactSet. For the purposes of this analysis, the forward EBITDA multiple is based on a multiple of the estimated current full-year financial performance.

EVERCORE PARTNERS

8

Historical Stock Price Performance and Trading Activity

Confidential

Swingset 3-Year Trailing EBITDA Multiple


18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
9.0x

Current - 01/08/08	9.0x
Offer Price [1]	12.8
Average	
Last 1 Year (01/09/07 - 01/08/08)	10.8
Last 2 Years (01/09/06 - 01/08/08)	11.5
Last 3 Years (01/10/05 - 01/08/08)	12.4
2007	10.8
2006	12.2
2005	14.3

Source: FactSet.
(1) The Offer Price trailing EBITDA multiple is based on the estimated 2007E EBITDA, as provided by Company management in the Management Projections.

EVERCORE PARTNERS 9

Historical Stock Price Performance and Trading Activity

Confidential

Swingset 3-Year Historical Forward P/E



Current - 01/08/08 17.1x
Offer Price (1) 24.5
Average
Last 1 Year (01/09/07 - 01/08/08) 20.8
Last 2 Years (01/09/06 - 01/08/08) 22.3
Last 3 Years (01/10/05 - 01/08/08) 24.2
2007 20.8
2006 23.8
2005 28.1
40.0x
35.0x
30.0x
25.0x
20.0x
15.0x
17.1x
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08

Source: FactSet.

(1) The Offer Price forward P/E multiple is based on the estimated 2008E EPS, as provided by Company management in the Management Projections.

EVERCORE PARTNERS

10

Historical Stock Price Performance and Trading Activity *Confidential*

Swingset 3-Year Historical Forward P/E/G


Current - 01/08/08 0.9x
Offer Price (1) 1.2
Average
Last 1 Year (01/09/07 - 01/08/08) 1.1
Last 2 Years (01/09/06 - 01/08/08) 1.1
Last 3 Years (01/10/05 - 01/08/08) 1.2
2007 1.1
2006 1.2
2005 1.4
1.8x
1.6x
1.4x
1.2x
1.0x
0.8x
0.9x
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08

Source: FactSet.

(1) The Offer Price forward P/E/G ratio is based on the estimated 2008E EPS and the 5-year net income growth rate provided by Company management in the Management Projections.

EVERCORE PARTNERS
11

Historical Stock Price Performance and Trading Activity

Confidential

Indexed Share Price Performance

2 Years

	% Change		
	6 Months	1 Year	2 Years
Swingset	**(17.8%)**	**(11.4%)**	**(16.8%)**
Pre-K-12 Schools/Centers (1)	(27.2%)	(34.9%)	(29.9%)
For-Profit Colleges (2)	4.1%	50.7%	38.1%
S&P 500	(9.2%)	(1.6%)	7.8%
NASDAQ	(8.6%)	(0.1%)	5.3%
Russell 2000	(17.4%)	(9.4%)	(0.2%)


Prices Indexed to 100
200
180
160
140
120
100
80
60
01/09/06
01/08/07
01/08/08
Swingset
S&P 500
Pre-K-12 Schools/Centers (1)
NASDAQ
For-Profit Colleges (2)
Russell 2000

6 Months

	% Change
Swingset	**(17.8%)**
ABC Learning	(30.6%)
Nobel Learning	(7.1%)


Prices Indexed to 100
120
110
100
90
80
70
07/09/07
01/08/08
Swingset
ABC Learning
Nobel Learning

Source: Factset.

(1) Pre-K-12 Schools/Centers Group includes ABC Learning and Nobel Learning.

(2) For-Profit Colleges Group includes Apollo Group, Capella Education, Career Education, Corinthian Colleges, DeVry, ITT Educational Services, Lincoln Educational Services, Strayer Education and Universal Technical Institute.

EVERCORE PARTNERS

12

III.Historical and Projected Financial Summary	Confidential	evercore partners

Historical Financial Summary EBITDA Capital Expenditures (2) Net Income Revenue Source: Company management. (1) Includes partial year revenue from UAW contract and forecasted center closings. (2) Includes acquisition spending. ($ in millions) (1) Historical and Projected Financial Summary	14

Historical and Projected Financial Summary

Confidential

Historical Financial Summary (cont'd)

YoY Revenue Growth


20.0%
15.0%
10.0%
5.0%
16.0%
16.7%
13.3%
11.6%
11.1%
2003
2004
2005
2006
2007E (1)

EBITDA Margin


15.0%
13.0%
11.0%
9.0%
7.0%
5.0%
8.8%
9.6%
10.7%
12.0%
13.0%
13.3%
2002
2003
2004
2005
2006
2007E

Net Income (% of Revenue)


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
3.8%
4.2%
5.0%
5.9%
6.0%
5.9%
2002
2003
2004
2005
2006
2007E

Capital Expenditures (% of Revenue) (2)


15.0%
12.0%
9.0%
6.0%
3.0%
0.0%
7.8%
7.5%
6.2%
11.3%
8.2%
7.5%
2002
2003
2004
2005
2006
2007E

Source: Company management.
(1) Includes partial year revenue from UAW contract and forecasted center closings.
(2) Includes acquisition spending.

EVERCORE PARTNERS

15

Confidential

Historical and Projected Financial Summary

Management Projections Summary

($ in millions)

Revenue


5-Year CAGR: 12.5%
$1,500
$1,000
$500
$0
$775
$853
$966
$1,093
$1,235
$1,396
2007E (1)
2008E
2009E
2010E
2011E
2012E

EBITDA


5-Year CAGR: 16.1%
$250
$200
$150
$100
$50
$0
$103
$119
$140
$164
$189
$217
2007E
2008E
2009E
2010E
2011E
2012E

Net Income


5-Year CAGR: 19.7%
$125
$100
$75
$50
$25
$0
$46
$53
$66
$80
$95
$112
2007E
2008E
2009E
2010E
2011E
2012E

Capital Expenditures (2)


5-Year CAGR: 7.7%
$100
$80
$60
$40
$20
$0
$58
$59
$60
$75
$73
$84
2007E
2008E
2009E
2010E
2011E
2012E

Source: Company management, as provided to prospective buyers.
(1) Includes partial year revenue from UAW contract and forecasted center closings.
(2) Includes acquisition spending.

EVERCORE PARTNERS

16

Historical and Projected Financial Summary

Confidential

Management Projections Summary (cont'd)

YoY Revenue Growth


20.0%
15.0%
10.0%
5.0%
11.1%
10.1%
13.3%
13.1%
13.0%
13.0%
2007E (1)
2008E
2009E
2010E
2011E
2012E

EBITDA Margin


16.0%
15.0%
14.0%
13.0%
12.0%
13.3%
13.9%
14.5%
15.0%
15.3%
15.6%
2007E
2008E
2009E
2010E
2011E
2012E

Net Income (% of Revenue)


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
5.9%
6.3%
6.9%
7.3%
7.7%
8.0%
2007E
2008E
2009E
2010E
2011E
2012E

Capital Expenditures (% of Revenue) (2)


15.0%
12.0%
9.0%
6.0%
3.0%
0.0%
7.5%
6.9%
6.2%
6.8%
5.9%
6.0%
2007E
2008E
2009E
2010E
2011E
2012E

Source: Company management, as provided to prospective buyers.
(1) Includes partial year revenue from UAW contract and forecasted center closings.
(2) Includes acquisition spending.

EVERCORE PARTNERS

17

Historical and Projected Financial Summary
Confidential
| | | | | Projected Revenue By Business } ($ in millions) } —— —— 5-Year CAGE: 3.9s/ ) 5-Year CAGR: NA —— — —
| | | | | $1,000 $901 S923 $500
$807 $848 5878 $414
$800 $762 B • bus^^ “^^^ $400 • fiiflia ;=«s«;as |IitlSi| SSiSi •is m ilfi ill $286 ;.:-.•:
«:5ia $600 lill ill! ill iiil $300 •-;-.-••:•;:
$400 • pi m -iili i <S177 -V; BS*7ta •Hi! mm $200 i *i;/ HyS; Hii IS*S J>i^ iim [gasijsa msszm — ^ ::UV Si »«l ^1^1 jlilip fSHSfA Jioitssl lip $0 $26 ™ H| • • $200 ill liil Hill IS III 111 $100 ^rr^r’ fe&^iSi pSfl^i ^^^^; ^fe^gi —— —— — $0 : i $0 i 2007E ‘” 2008E 2009E 2010E 2011E 2012E 2007E 2008E 2009E 2010E 2011E 2012E % Growth P.<S% tf.0% j.;% 3.5% 2.6% 2,5% 2 Organic Acquisition iSTransiuon % Growth NA 244.9% 97.6% 61.5% 44. S% ftoJCcisters 52 56 62 6S 75
— $60 $60
5-Year CAGR: 39.1°, il 5-Year CAGR: 25,0% —— — — $40 — $37 $32 ^^ $40
| $25 ;y;i^%;:gj $20 • $ 12 fl o iiffll ai«i $20 $21 *1 ^ 517 k^™ $7 ,, |^^r.«.7T^ n in in u o-n vi-J :ss:gis;3 _. ISl! Sill *plo ^i^;^ iSflll HIP en 5i’i pis^sq •3SSK3 SSj]! Bgtl’a SSsSSI $7 [59] ^.^si ||g| |||g ma Ittgsl iiSIIS jlliH K:Sll -— — $0 -; $0 .—.... T.-_- — ,.......— , .
2007E 2008E 2009E 2010E 2011E 2012E 2007E 2Q08E 2009E 2010E 2011E 2012E % Crmi’I/i 69.)% SO. 5% JJ?.0% ^J,tf% /tf.^% % Growth 25.0% 25.0% 25.0% 25.0% 25.0% Source: Gmipany iran;ij;i;fni!in, :is provided 10 prospective buyers. (1) Includes p;mi;il yu:ir revenue from CDninKt and fur^ciislud cuntc’f tlosini^. UAW (2) Includes inci’cniciuai revenue m con?nrlium bitckup or luH-KLTvicc CL-niurs. —— —	evercore partnERxS	18

Historical and Projected Financial Summary
Confidential
Projected New Center Growth ($ in millions) 2007E 2012E CAGR $ Change % Total A 2007E 2012E CAGR $ Change % Total A Net Base Center <!) S762 S923 3.9% 5162 26.1% Net Base Center (!| $149 §208 6.9% £59 39.3% New Center — Organic 0 240 NA 240 38.7% New Center — Organic 0 29 NA 29 19.2% New Center — Acquisition 0 115 NA 115 18.5% New Center — Acquisition 0 25 NA 25 17.0% New Center — Transition 0 59 NA 59 9.6% New Center — Transition 0 13 NA 13 8.6% Subtotal — New Center 0 414 NA 414 66.7% Subtotal — New Center 0 67 NA 67 44,7% BUCA (2) 7 37 39.1% 30 4.8% BUCA p> 3 17 46.3% 15 10,0% College Conch 7 21 25.0% 14 2.3% College Conch 4 13 25.5% 9 5,9% Management .Adjustment m Q NA 2 (11% Management Adjustment ® 0 NA Q 0.1% —— —— — Total Revenue $775 $1,396 12.5% $620 100.0% Total Center Profit $156 $305 14.4% $149 100.0% 2002 2003 2004 2005 2006 2007E 2008E 2009E 201 OE 2011E 2012E	New Center Additions Organic 26 21 16 15 23 27 34 36 38 41 44	Acquisition 53 27 17 45 19 4 10 12 15 17 21	Transition 8 12 27 12 788 8 2 1Q 10	Total 87 60 60 72 49 39 52 56 62 68 75	New Center Additions — % Growth Organic (19.2%) (23.8%) (6,3%) 53.3% 17.4% 25.9% 5.9% 5.6% 7.9% 7.3% Acquisition (49.1%) (37,0%) 164,7% (57.8%) (78.9%) 150.0% 20.0% 25.0% 13.3% 23.5% Transition 50.0% 125.0% C55.6%^ (41.7%) 14.3% 0.0% 0.0% 12.5% 11.1% 0.0% Total (31.0%) 0.0% 20.0% (31.9%) (20.4%) 33.3% 7.7% 10.7% 9.7% 10.3% Source: Maniijitmrni Protections •>\$ pruviiictl U) prospective buyers, vvlti,’ provided hv m:tii:i^cnicii!. of ihe Company. (1) Includes p:mhl \t:it rt:vciuio frum UAW” coiUr:tct niui osin^K. ffjrccuMcd EL’ntur c (2) inducts n cmiHorliism backup nr ful!“Sc,T\[h]icu cunicrs. mcrcmi[1]!!!:!! irvt’iiUf evercore partners
19

IV. Overview of Valuation
evercore partners

Overview of Valuation

Confidential

Summary Valuation Analysis


Method
Implied Share Price
Current Price: $33.39
Offer Price: $48.25
52-Week Intraday Trading Range
$33.11
$47.75
Public Company Trading Analysis
9.0x - 11.0x 2008E TEV/EBITDA
$39.33
$48.05
20.0x - 25.0x 2008E P/E
$39.45
$49.31
1.0x - 1.5x 2008E P/E/G
$38.88
$58.32
Precedent Transactions Analysis
1.5x - 2.0x LTM Q1 2008E TEV/Revenue
$43.55
$58.02
11.0x - 15.0x LTM Q1 2008E TEV/EBITDA
$42.66
$58.14
Present Value of Future Stock Price
8.5x - 10.5x 2012E EBITDA multiple; 9.5%-11.5% Cost of Equity
$46.39
$60.92
19.0x - 24.0x 2012E P/E multiple; 9.5%-11.5% Cost of Equity
$46.55
$64.08
Discounted Cash Flow Analysis
8.5x - 10.5x EBITDA exit multiple; 9.5%-11.5% WACC
$47.44
$61.78
Leveraged Buyout Analysis
8.5x - 10.5x EBITDA exit multiple; 15.0% - 25.0% IRR; $775mm debt
Indicative Terms - B2/B Rating
$40.24
$55.25
Maximum Flex - Less Than B2/B Rating
$39.84
$54.65
$25.00
$30.00
$35.00
$40.00
$45.00
$50.00
$55.00
$60.00
$65.00
$70.00

Note: This summary of certain analyses is provided for illustrative purposes only, does not represent all of the analyses performed by Evercore and should be considered together with the information set forth elsewhere in this presentation.

Note: Valuation as of 03/31/08. Fully diluted shares outstanding calculated using the treasury method and based on shares outstanding as of 12/19/07 and current options outstanding as provided by Company management. Net debt (net cash) estimated as of 03/31/08 per Company management.

EVERCORE PARTNERS

21

Overview of Valuation Confidential
Analysis of Select Publicly Traded Companies ($ in millions, except per share da fa) % of Market Total Share Price 52-Week Equity Enlcqirisc Company TEV / Sales TEV / EBIT DA P/E P/E/G 01/08/08 High Value Value — 2007 E 2008E 2007E 200BE 2007E 2008E 2007E 2008E —— —— —— — Swingsct — Offer Proposal “’ $48.25 101.0% S1,31S $1,318 1.7x 1.5x 12. Bx ll.lx 28.5x 24.5x i.4x 1.2x Swingsei — Management Projections ‘"' 33.39 69,9% 900 907 1.2 1.1 8.8 7.6 19.7 1G.9 1.0 0.9
Swingset — Research Estimates 33,39 69.9% <J08 915 1.2 1.1 9.0 7.8 19.7 17.1 1.1 0.9
Prc-K-12 Schools /Cutters — ABC Learning Centres $4.21 58.9% 52,001 52,950 1.7x 1.4x 8.9x 7.1x 12.5x 10.4s 0.8s 0.7x Nobel Learning Com muni lies, Inc. 14.16 80.7% 151 155 0.8 0.7 B.6 7.8 19.1 18.3 1.0 0.9
-— -— -— -— -— —— — Mean 1.3x l.Ox 8.7x 7.4x 15.8x 14,3x 0.9.x 0.8x Median 1.3 1.0 8.7 7.4 15.8 14.3 0.9 0.8
—— -— -— -— -— —— — Far-Profit CoHews — Apollo Group, Inc. S6B.11 84.3% 511,534 510,845 3.8x 3,5x !4.3x 12.7x 20. 5x 23.0x 1.8x 1.6s IT!’ Educational Services, Inc. SO. 10 00.8% 3,242 3,120 3.6 3.1 11.8 9.9 21.8 17.9 1.1 0.9
DeVry Inc. 49.56 82.6% 3,588 3,344 3.4 3.0 21.1 16.4 38.5 26.9 1.8 .2
Career Education Corp. 22.06 60.1% 2,014 1,580 0.9 0.9 7.7 6.5 22.4 17.3 1,9 .5
Straycr Education Corp, 156.10 79.7% 2,292 3,130 6.7 5.6 19.5 16,5 35.1 29.8 1.9 .6
Corinthian Colleges, Inc. 13.33 73.0% 1,131 1,157 1.2 1.0 12.2 9.3 35.5 24.8 1.6 .1
Capcila Education Company 02.40 82.8% 1,110 985 4.4 3.5 24.8 19.3 48.1 37.7 1.8 .4
Universal Technical institute 15.78 58.2% 446 370 1.1 1.0 8.7 8.5 23.9 24.1 1.8 .8
Lincoln Educational Services Corporation 13,79 85.2% 367 377 1.1 1.1 10.1 7.9 29.8 20.1 1.8 1.2
-— -— -— —— -— —— — Mean 2.9x 2.5x 14.5x 11.9x 31.3x 24.6x 1.7x 1.4x Median 3.4 3.0 12,2 9.9 29.8 24.1 1.8 1.4
—— -— -— —— -— —— — Oilier Eifueatimi Stmius — Washington Post S793.50 89.6% 57,549 57,240 1.7x 1.6x 10.8x 9.6x 2<J.7x 23.0x 3.7x 3.2x Scholastic Corp. 32.54 81. 4% 1,260 1,551 0.7 0.7 6.6 6.4 14.8 13.2 !.! 0.9
Blackboard Inc. 37.21 74.6% 1,130 1,080 4.5 3.9 20.5 15.8 42.3 33.9 1.8 1.4
School Specialty, Inc. 32.65 81.0% 687 U27 1.1 1.0 8.5 7.8 16.8 13.9 1.1 0.9
Renaissance Learning, Inc. 13.50 78.4% 392 3S3 3.6 3.4 28.2 17.7 58.7 33,8 NA NA The Princeton Review, inc. ™ 8.25 76.4% 317 273 2.0 1.9 37.3 20.8 NM NM NA NA -— -— -— —— —— — — Mean 2.3.x 2.1x 18.6* 13.0x 31.9x 23.Sx 1.9x l.Gx Median 1.8 1.7 15.6 12.7 26.7 23.0 1.4 1.2
—— -— -— —— —— —— — Source: Company filings and iHKS consensus estimates, cmcrK Projections, as provided lo prospective buyers, vvere provided by management t f the Company. Manai> (1) Nt’( debt (nei cash) esumascd as fii’03/3!/t)H per (Company management. (2) I’uliy diluted shares outstanding melhixl itnti based on shares ouls landing as of 12/19/07 and current options outsiane in^ us p; provided bv ( Nimpiinv mun^cmcm. calculated using the treasury (3) On 07/23/117, The Princeton Review completed a SMI million d financing round leJ by Bain Capital Ventures mid a !si> announced a :ie« Cl-O. In Ni > number 200?, thu company nnniL’tl :i new Series C Preiem. C]1;C) and COO. —
evercore partners

Overview of Valuation
Confidential
Analysis of Select Precedent Transactions ($ in millions) Ann, Dute Target Acquirer TEV TEV / LFQ — Revenue EBITDA — 08/13/07 Leapfrog Day Nurseries Ltd (l) Busy Bees Chiidcare Ltd S63 0.7 x 12. -4s 06/28/07 Asijtiith Day Nurseries Ltd Dawnay Day, Sword fish Investments 190 NA NA 06/04/07 Laureate Education fnc Doug Becker (CEO), KKR, Citigroup PE, SAC Capital 3,883 3.1 16.6 12/14/06 Busy Bees Chikkare Ltd [w] ABC Learning Centres Ltd no NA NA 12/13/06 La Petite Academy Inc. (3) ABC Learning Centres Ltd 330 0.8 10.2 Educate Management, Sterling Capita], Citigroup 09/25/06 Educate Inc (4> PI ; 534 1.5 10.7 09/05/06 College Conch, LLC Bright Horizons Family Solutions 12 1.9 NA OS/08/06 Children’s Courtyard LP (5) Learning Care Group Inc 66 NA 6.1 07/07/06 Hutchisons Child Care Svsc Ltd ABC Learning Centres Ltd. 78 1.8 16,5 06/21 /OS Concorde Career Colleges, Inc Liberty Partners 97 1.0 12.6 03/15/OC Kills Campus Ltd ABC Learning Centres Ltd 133 3.4 41.4 03/06/06 Education Management Corporation Providence Equity, Goldman Sachs Capital 3,141 2.9 10.9 11/15/05 Learning Care. Group Inc ABC Learning Centres Ltd 176 0.8 16.1 06/28/05 Chi!drenl;irst Inc Bright Horizons Family 50 1.6 NA 1 1/05/04 KinderCare Learning Ctr Inc Knowledge Learning Corp 973 1.1 6.9 09/09/04 Child Care Centres Australia ABC Learning Centres Ltd 53 2.0 17.7 09/09/04 Peppercorn Mgmt G rp Ltd ABC Learning Centres Ltd 160 2.0 18.9 04/30/04 Leapfrog Day Nurseries Nord Angtia Education PLC 107 2,7 16.6 03/26/03 Whitman Education Group, Inc Career Education Carp 268 2.4 15.7 03/18/03 Ross University DcVry 310 5.0 12.4 03/11/03 Sylvan Learning Systems K-1 2 Tutoring"' Apollo Management LP 288 1.3 8.5 03/04/03 Aramark Educational Resources ro Knowledge Learning Corp 265 0.6 5.0 04/27/98 Corporatel-’amily Solutions Inc Bright Horizons Holdings Inc 118 1.4 38-4 03/30/98 Children’s Discovery Centers Knowledge Beginnings Inc 91 1.0 8.7 03/30/98 Jigsaw Day Nurseries Ltd Jigsaw Management / 3i 50 4.3 NA 03/19/98 La Petite Academy (Vestar/LPA) Chase Capital Partners 290 NA NA -— —
Mean Median 2.0x IS.lx 1.7 12.5
—— — Source: m Base 1’ubiic filings, Wall Street research, press releases information. and other public])- available d on 200!)B IilllTDA estimate tier Commnv press release. Offer Price [m] 1.7x 12.Sxj —— —
(2) Bused on 200HE liUITDAK estimate per Company press release. LFQ revenue estimated from Company investor presentation. (3) llnsed on IOQ of last reported quarter ending IM/i>M/l](i :ind 1DK of fiscal year untling 07/02/05. (•!} Based on 2007E liBITDA of S50 million per Company proxy statement {05/ U/07); i.I;Q liBITOA of S26 million implies 20.5x multiple (5) Buscii on 2()l)7li liBITDA eslimati; ill Company press release. ((>) Based on average estimated transaction value ofS275-S3(M) miltioii. (7) Includes S-ID million ^i.ssuniud lirlir. \\[r]lnch is sublet to right of prepayment for S25 miUiun wilhin 12 months of cloHm^, (H) H^sed on latest trailing IbreCasted nsuhs throujrh iQ 2()()Hii, us provided by Compiiny nisn:ij;emeni in the Management Projcciions., evercore partners
23

Overview of Valuation
Confidential
Present Value of Future Stock Price Analysis
Assumed 2012E EBITDA Multiple — Assumed Cost of Equity 8.5x —— —
lO.Sx 9.0x 9,5x lO.Ox
9.5% $50.55 $53.14 555,74 $58.33 $60.92
10,0% 49.47 52.01 54.54 57.08 59.62
10.5% 48.41 50.90 53.38 55.86 58.35
11.0% 47.39 49.82 52,25 54.68 57.11
11.5% 46.39 48,77 51.14 53.52 55.90 —— —— —— —— —
Assumed
Assumed 2012E P/E Multiple Cost of Equity 19.0x 24.0x 20.3x 21.5x 22.8x
9.5% $50.73 554.06 $57.40 $60.74 $64.08
10,0% 49.64 52.91. 56.17 59,44 62.70
10.5% 48.58 51.78 54.97 58,17 61.37
11,0% 47.55 50.68 53.81 56.94 60.07
11.5% 46.55 49.61 52.67 55.73 58.80
—— —— —— —— —
Source: M;in;ij^L*nK’n! Projections, :is provided to proHpcctive buyers, we’re provided by m;m;ijje’mens of uk Gompuny, Nolu: Viiluntion as i>f 03/31/08. EVERCORE PAR’l’NERS

Overview of Valuation

Confidential

Discounted Cash Flow Analysis

Implied Share Price

Discount Rate	Terminal EBITDA Multiple 8.5x	9.0x	9.5x	10.0x	10.5x
9.5%	$51.41	$54.00	$56.60	$59.19	$61.78
10.0%	50.38	52.92	55.45	57.99	60.53
10.5%	49.38	51.86	54.34	56.82	59.31
11.0%	48.40	50.83	53.26	55.69	58.12
11.5%	47.44	49.82	52.20	54.58	56.96

Implied Perpetuity Growth Rate

Discount Rate	Terminal EBITDA Multiple 8.5x	9.0x	9.5x	10.0x	10.5x
9.5%	2.8%	3.2%	3.5%	3.8%	4.0%
10.0%	3.3%	3.6%	4.0%	4.3%	4.5%
10.5%	3.8%	4.1%	4.4%	4.7%	5.0%
11.0%	4.2%	4.6%	4.9%	5.2%	5.4%
11.5%	4.7%	5.0%	5.3%	5.6%	5.9%

Source: Management Projections, as provided to prospective buyers, were provided by management of the Company.
Note: Valuation as of 03/31/08. Fully diluted shares outstanding calculated using the treasury method and based on shares outstanding as of 12/19/07 and current options outstanding as provided by Company management.
Net debt (net cash) estimated as of 03/31/08 per Company management.

EVERCORE PARTNERS

25

Overview of Valuation

Confidential

Discounted Cash Flow Sensitivity Analysis

YoY Revenue Growth


20.0%
15.0%
10.0%
5.0%
11.1%
10.1%
13.3%
13.1%
13.0%
13.0%
10.3%
10.1%
10.0%
10.0%
2007E (1)
2008E
2009E
2010E
2011E
2012E
Management Projections
Sensitivity Range

EBITDA Margin


16.0%
15.0%
14.0%
13.0%
12.0%
13.3%
13.9%
14.5%
15.0%
15.3%
15.6%
13.2%
13.7%
14.1%
14.3%
2007E
2008E
2009E
2010E
2011E
2012E
Management Projections
Sensitivity Range

Impact to Implied Share Price

EBITDA Margin Reduction	Revenue Growth Rate Reduction				
	0 bps	75 bps	150 bps	225 bps	300 bps
0 bps	$0.00	($1.34)	($2.65)	($3.94)	($5.20)
25 bps	(0.95)	(2.26)	(3.55)	(4.82)	(6.06)
50 bps	(1.89)	(3.19)	(4.45)	(5.70)	(6.91)
75 bps	(2.84)	(4.11)	(5.35)	(6.58)	(7.77)
100 bps	(3.79)	(5.03)	(6.26)	(7.45)	(8.63)
125 bps	(4.74)	(5.96)	(7.16)	(8.33)	(9.49)

Note: Based on the midpoint of the range of the terminal multiple (9.5x 2012E EBITDA) and discount rate (10.5%).

Source: Management Projections, as provided to prospective buyers, were provided by management of the Company. Evercore discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections).

Note: The sensitivity analysis assumes depreciation and amortization, capital expenditures and working capital are based on a percentage of revenue as implied by the Management Projections.

(1) Includes partial year revenue from UAW contract and forecasted center closings.

Evercore Partners

26

Overview of Valuation

Confidential

Leveraged Buyout Analysis – Sources and Uses

($ in millions, except per share data)

Proposed Indicative Financing

	Amount	LTM 1Q08 EBITDAE Leverage	Coupon Indicative	Coupon Max Flex	OID	Net Amount
Revolver	$0.0	--	L + 375		2.0%	$0.0
Term Loan	365.0	3.3x	L + 375	L + 550	2.0%	357.7
Mezzanine Debt	300.0	2.7	11.50%	12.36%		300.0
HoldCo PIK	110.0	1.0	13.00%	13.86%		110.0
Total Debt	$775.0	7.0x				$767.7

Sources of Funds

	Amount	% Total
Term Loan (net of OID)	$357.7	26.2%
Mezzanine Debt	300.0	21.9%
HoldCo PIK	110.0	8.0%
Sponsor Equity	599.1	43.8%
Total Sources	**$1,366.8**	**100.0%**

Proposed Offer Price

Share Price		$48.25
FD Shares (mm)		27.2
Equity Value		$1,314.7
Net Debt		3.0
Total Enterprise Value		$1,317.7

As a Multiple of:	2007E	2008E
Revenue	1.7x	1.5x
EBITDA	12.8	11.1
EBITDAE	12.2	10.6
EPS	28.5	24.5

Uses of Funds

Equity Purchase Price	$1,314.7
Refinance Existing Debt	9.9
Existing Cash	(6.9)
Financing Fees	20.5
Advisory Fees	28.6
Total Uses	**$1,366.8**

Source: Based on draft financing and other related documents received to date and, therefore, may be subject to change. Fully diluted shares outstanding calculated using the treasury method and based on shares outstanding as of 12/19/07 and current options outstanding as provided by Company management. Net debt (net cash) estimated as of 03/31/08 per Company management. Note that analysis excludes any sponsor fees paid or additional management incentive compensation.

EVERCORE PARTNERS

27

Overview of Valuation

Confidential

Leveraged Buyout Analysis

Indicative Terms [1]

Required IRR	Assumed Total Debt / Q1 2008E EBITDAE 6.5x	6.8x	7.0x	7.3x	7.5x
15.0%	$50.58	$50.86	$51.14	$51.42	$51.70
17.5%	48.03	48.38	48.72	49.07	49.42
20.0%	45.77	46.18	46.59	46.99	47.40
22.5%	43.77	44.23	44.69	45.15	45.61
25.0%	41.99	42.50	43.00	43.51	44.02

Note: Assumes 9.5x 2012E EBITDA exit multiple.

Required IRR	Assumed 2012E EBITDA Exit Multiple 8.5x	9.0x	9.5x	10.0x	10.5x
15.0%	$47.03	$49.09	$51.14	$53.19	$55.25
17.5%	45.01	46.87	48.72	50.58	52.43
20.0%	43.23	44.91	46.59	48.26	49.94
22.5%	41.65	43.17	44.69	46.21	47.73
25.0%	40.24	41.62	43.00	44.39	45.77

Note: Assumes leverage of 7.0x Total Debt / Q1 2008E EBITDAE

Maximum Flex [2]

Required IRR	Assumed Total Debt / Q1 2008E EBITDAE 6.5x	6.8x	7.0x	7.3x	7.5x
15.0%	$50.04	$50.29	$50.54	$50.80	$51.05
17.5%	47.54	47.86	48.18	48.51	48.83
20.0%	45.33	45.71	46.10	46.48	46.87
22.5%	43.37	43.81	44.25	44.69	45.13
25.0%	41.62	42.11	42.60	43.09	43.58

Note: Assumes 9.5x 2012E EBITDA exit multiple.

Required IRR	Assumed 2012E EBITDA Exit Multiple 8.5x	9.0x	9.5x	10.0x	10.5x
15.0%	$46.43	$48.49	$50.54	$52.60	$54.65
17.5%	44.48	46.33	48.18	50.04	51.89
20.0%	42.74	44.42	46.10	47.78	49.45
22.5%	41.20	42.73	44.25	45.77	47.29
25.0%	39.84	41.22	42.60	43.98	45.37

Note: Assumes leverage of 7.0x Total Debt / Q1 2008E EBITDAE.

Source: Management Projections, as provided to prospective buyers, were provided by management of the Company. Based on draft financing and other related documents received to date and, therefore, may be subject to change.
Note: Valuation as of 03/31/08. Fully diluted shares outstanding calculated using the treasury method and based on shares outstanding as of 12/19/07 and current options outstanding as provided by Company management. Net debt (net cash) estimated as of 03/31/08 per Company management. Leverage assumed to remain proportional between term loan, mezzanine debt and Holdco PIK.
(1) Based on indicative financing terms per GS proposal.
(2) Assumes interest rate on Senior Debt increases the maximum 175 bps per GS proposal (125 bps market flex plus 50 bps Ratings Condition flex).

Evercore Partners

28

Overview of Valuation
Confidential
Analysis of Premiums Paid
Premium Paid
Premium Paid
1 Day Prior
1 Week Prior 1 Month Prior 1 Day Prior 1 Week Prior I Month Prior
Number of Transactions 77 77 77 Number of Transactions 23 23 23
Mean Median High Low 24,0% 21,3% 101.6% (9,5%)
25.3% 23.0% 88.4% (8.C 28.7%
26.4% 133.4% (10.5%)
Mean Median
High Low
18.9% 19.4% 49.3% (1.3%) 21.3% 20.3% 66.4% (6.8%) 23.5% 20.5% 87.3% (10.5%)
I Proposed Offer
44.5%
37.6% 3O4% | [Proposed Offer 44.5% 37.6% 30.4%
SourCL-: SDC Database ami l;:ictHe!.
evercore partners
29

Appendix
evercore partners

Other Information
evercore partners

Other Information
Confidential
Summary Management Projections ($ in millions) 2007E 2008 E 2009E 2010E 2011E 2012E CAGR Base Center $76 1.5 $807.0 S847.9 $877.6 S900.6 $923.4 3.9% New Center 0.0 25.9 89.4 176.7 286.0 414.1 NA College Coach 6.9 s.6 10.8 13.5 16.8 21.1 25.0% BUG A 5.6 9.0 S3.4 18.8 23.5 27.0 37,0% Memberships 1.5 3.1 4.7 6.4 8.1 9.9 46.0% Management Adjustments (0,4) (0.6) 0.0 0.0 0.0 0.0 NA Total Revenue $775.1 S853.0 S966.3 SI, 092.9 $1,235.0 $1,395.5 12.5% % Growth 10.1% li,3% 11.1% 13.0% 13.0% EI3ITDA $103.2 SI 18.8 $140.2 $164.1 $189.3 $217.4 16.1% % Margin 13.3% 13.9% 14.5% 15.0% 1>3% 15.6% % Growth 15,0% IS.1% 17,0% 15.3% 14.9% EB1TDAE S107.9 $123.8 $146.0 S170.1 3195.5 $223.9 15.7% % Margin n.9% t-l.5% IS, 1% 15.6% I5.S% 16.0% % Growth 14.6% ts.o% 16.5% 14.9% 14.5% EBIT $79.5 S92.2 $111.7 $131.9 $154.4 $179.8 17.7% % Margin /OJ% IO.S% 11.6% 12.1% 12.5% 12.9% % Growth 16.1% 21.1% 1S.1% 17.0% 16,4% Ne! Income $45.5 $53.5 $66.4 $79.6 $94.6 $112.0 19.7% % Margin 5.5% 6J% 6,9% 7.3% 7.7% S.0% % Gnrn’th 17.5% 24.1% 20.0% 1S.9% IS.3% Capital 37.5 34.0 38.6 50.6 45.0 47.4
Acquisitions 20.3 24.5 21.5 24.0 28.3 36.4
Capita! Expenditures $57.8 S58.5 $60,1 574.6 $73.3 $83.7
% ofSaltt 7.5% 6.9% 6.2% 6.8% 5,9% 6.0% Change in \VC 4.9 6.9 6.7 7.3 7.8 8.6
% fl/MVfj fttf% O.S% 0.7% 0.7% 0.6% 0.6% Dcbi 21.9 0.0 0.0 0.0 0,0 0.0
Cush 5.0 16.5 65.0 116.9 J88.9 271.8
nci Debt (Net Cash) 16.9 (16.5) (65.0) (116,9) (188.9) (271.8)
Source: Gimp.im’ m:in;>i;cni<.’nt, as provided In prospective buyers.
E V E R C O R E pa RT N E R S

Other Information
Confidential
Equity Research Analyst Financial Projections ($ in millions) 2009E 2010E 2011E 2007E 200SE 2009E 2010E 2011E 2012E 2007 E 2008E 2012E Revenue EBITDA BofA (!2/04/U7) $775.5 S845.0 5932.5 . BofA (12/04/07) SilB.2 SI 19.-! SI 39.4 Slifei (10/29/07) 775.4 B53.9 . Slifcl (10/29/07) 99.6 113.1
Baird( 10/26/07) 774.fi BS2.0 954.9 Baird (10/26/07) 102,3 llfj.O .
Signal Hill (I0/2f./07) 776.2 853.4 943.7 Signal Hill (10/26/07) 103.7 119.2 133.! ThinkEquity (10/26/07) 775.2 K55.2 . ‘l’hinkEt|Liiiy( 10/26/07) lOf. 6 112.2 .
SunTrust (10/26/1)7) 774.9 H70.U — SunTrust (10/26/07) — — .
Lehman (08/08/07) ra 773.6 841.0 934.5 1,027.0 1,124.2 Lehman (OB/08/07) i:’ 105.5 11B.6 135.2
1,225.5 151,6
169,2
SHB.O Mean S775.I S8S2.9 S94U $1,027.0 $1,124.2 Mean 5102,6 5116.4 $135,9
51,225.5 $151.6
5169.2
$188.0
Median 775,2 853.4 939.1 1,027.0 1,124.2 Median $102.7 $117.3 S135.2 1,225.5 $151.6
5169.2
5188.0
I/B/E/S $775.:; S851.2 $941.3 . I/B/E/S S 103.9 S117.1 S13-1.0 Management Projections S775.1 5853.0 S9G6.3 $1,092.9 $1,235.0 Management Projections 5103.2 $118.8 $140.2
51,395,5 $164.1
5189.3
S217.4 2007E 2008E 2009E 2010E 2011E 2032E 2007 E 2008E 20D9E 2010E 2011E 2012E Revenue Growth Rates Capital Expenditures (l> BofA (12/04/07) 9.0’ii. 10.3”,’,, , BofA (12/04/07) S53.5 S42.3 S4d.fi Slifc! (10/29/07) 10.1% — . Stifd (10/29/07) 3J.O 27.3 .
Bainl{ 10/26/07) 10.0% 11!% . BairJ (10/2fi/()7) 32.0 3H.5 .
Signal Mill (10/26/07) 9.9% 10.6% . Signal 11111(10/26/07) — — .
Thinkiiquity (10/26/07) 10.3% — . Thinkliijuity ( 10/26/07) — — .
SunTrust (10/26/07) 12.3” SunTrust (I0/2f>/07) — .
Lehman (OR/08/07) (2) 8.7% 11.1% 9.9’!’,, 9.5% y.’fn Lehman (08/08/07) Cl 27,! 29.4 32.7
35.9
39.3
42.9
Mean Median 10,0% 10.0% 11.0% 10.9% 9.9% 9.5% Mean Median $35.9 31.5 $34.4 34.0 S39.7 9.0% 9.9% 9.5% S35.9 9.0% S39.3 S42.9 39.7 35.9
39.3
42.9
I/B/E/S 9.8% 10.6% . I/B/E/S . .
Management Projections 10.1% 13.3% 13.1% 13.0% 13.0% Management Projections $57.8 S58.S 560,1
$74.6
$73.3
$83.7
Sourcu: \Vall Sttuul research. Manaj^nuMit Projrciinns, us pr< Ahidetl u> pro^pucuvi: buyers, were provided l>y tnniVAgumciK of the Company. (1) l’.t|iniy research aniily.Hts dii.1 n^l fort’caiil aci.]uisilirin expeiuliture^. f^ipiliii expeiKluures projecunns provided by niiinai^emt:!!! m iht[1] Mana^cmeni Projrctions inckide ;iCc]uisilions (2) Lehman Brutheis has since di.scununued coverage pending anal\-st chani^[1]. evercore partners
33

Other Information
Confidential
Research Analyst Summary Price Targets Firm Analyst Date Recommendation Target Price Premium / (Discount) to Current Share Price Offer Price Matrix USA Daniel Scnlzi 12/28/07 Sell NA NA NA BMO Capital Markets Jeffrey Silbcr 12/10/07 Market Perform S40.00 19.8% (17,1%) Bnnk of America Kevin Doherty 12/04/07 Neutral 40.00 19.8% (17.1%) Stifei Nicolaus Robert L, Craig 10/26/07 Hold NA NA NA Robert W. Baird Amy W, Junker 10/26/07 Neutral 41.00 22.8% (15.0%) Signal Bill Capital Group Trace Urdan 10/26/07 Buy NA NA NA ThiakEquity Partners LLC Nate Swansea 10/26/07 Accumulate 41.00 22.8% (15.0%) SunTrust Robinson Humphrey Mark Hughes Finus “O/i Hold” 10/25/07 Buy 57.00 70.7% 18.1% Penilinv Analyst CbanM Mean Median $43.80 $41.00 31.2% (9.2%) (15.0%) 22.8V,, Current Share Price (01/08/08) 533.39
Offer Price $48.25
Lehman Brothers Michael Lasscr 071)0107 On Hold S41.00 22,8% (15.0%) Cralil Snitsf Biwirfo/1 Dohcll 04/30/07 On Hold 43.00 2S.S% (10,9%)
Source Wiill Siren rt’si-:irc)i ever c o r e P a in’ n h r s

Other Information
Confidential
Research Analyst Commentary — 3Q07 Earnings Announcement “We believe ihe preannounccrncnt of third quarter results wns a serious jolt to investors, as -a record 2 million shares traded on October 18 {or 20 times the prior daily moving average) and pushed the stock down nearly 17%.. .The company needs lo regain investor confidence and demonstrate diat it can return the business to its targeted topline growth of 13-14%. Visibility into existing operations appears to have diminished as the company scales, while timing of new center openings remains dependent on pace of the customers. We expect valuation to remain depressed as third quarter operational challenges linger into 2008, while die UAW/Ford roll-off remains a headwind until the anniversary in the second quarter 2008.” “We are maintaining our Neutral rating based on the carryover effect of underperforming centers, margin deterioration, and lack of visibility into long-term growth rates.” ”... Underperformance at 35 community P&L centers negatively impacted 3Q07 results. While we have confidence that management will resolve the issues, the underper forma nee will diminish results for die next several quarters.” ”...Operating margin declined 60 basis points year on year and the operating margin for 2007 \? expected to be flat year on year. This represented the first quarter of margin deterioration in over 10 years.” ”.. .We are waiting for evidence that the company’s growth rates have stabilized. The revenue guidance for 2007 and 2008 indicates that growth is expected to decelerate in 2008 for the fifth consecutive year. The 10% revenue growth in 2008 would be die lowest in the last ten years.” “The inability to adjust staffing levels at the 35 centers negatively impacted the gross margin, which was 100 basis points below our expectations. While management has initiatives in place to rejuvenate enrollment growth (through marketing support) and implement more efficient staffing patterns, we believe it could take six to nine months for the company to weather the impact. As such, management lowered its FY07 EPS guidance to $1.68-11.70 from §1.7741.80.” “Q3 is typically a tough enrollment period due to a portion of enrollments that must be back-fslled as children leave Swingsct centers and move into preschool. An under-estimation of how quickly the company could back-fill enrollments, as well as Underperformance at a select group of centers in Colorado, drove the shortfall vs. our expectations. It is important to note that the enrollment impact at the 35 centers was not related to the economy, or any specific company or industry, except for the Colorado-based centers (acquired in 2005 and 2006).” “This is die first pre-announcement we can recall from this company whose business tends to be very stable and predictable given long duration contracts, high client retention and client/end market and geographic diversity. The gradual business mix transition to higher margin, but higher risk P&L centers, which now represent 65% of the total (and within that, consortium centers which comprise about 25% of full service locations), does increase enrollment risk and may modestly increase the company’s exposure to economic influences including consumer pressures.”
Suurct’: Will! Sired ix’Hi:;irch evercore partners
35

Other Information
Confidential

Research Analyst Commentary – General

ThinkEquity Partners LLC **Nate Swanson** **(10/26/07)**	"We are encouraged the company has been able to maintain its wage-price parity of 4% - 5% tuition increases and 3% - 4% wage increases, an important factor in maintaining margin expansion. In addition, we continue to believe Swingset should improve operating performance characteristics through its consortium center model given the potential gross margin contribution these centers can have. However, losses generated from ramping centers continue to drag on margins and should do so through the remainder of 2007. We would become more positive on the company's potential when we begin to see evidence of increased contribution from consortium centers."
Lehman Brothers **Michael Lasser** **(07/30/07)**	"Swingset's shares have been range bound over the past six months, mostly due to the uncertainty of the company's top-line growth outlook and the overhang of the UAW situation. We believe the key to Swingset's longer-term price appreciation is evidence that the company can sustain a healthy rate of new center additions for the foreseeable future."
SunTrust Robinson Humphrey **Mark Hughes** **(07/24/07)**	"We believe the corporate daycare market is attractive because of its consistent demand and the opportunity for margin expansion during economic slowdowns, when daycare worker wages lag price increases. Swingset may fail to achieve this target multiple if its new centers are more costly to ramp up than expected or if the company is unable to successfully integrate the acquisition of a competing daycare provider."
Bank of America **Howard M. Block, Ph.D.** **(05/01/07)**	"We believe Swingset will enjoy continued margin expansion from several sources: Organic growth of existing centers (higher utilization), acquisitions, transition of management contracts, maturity of international centers, pricing power versus labor costs, and the increasing contributions of the backup center business. Nonetheless, the stock's performance may be constrained by moderating revenue growth as well as newly moderating gross margin expansion and EPS outperformance."
Credit Suisse **Brandon Dobell** **(04/30/07)**	"Long term we see positive opportunities for the remaining pieces of Swingset's business as the new center pipeline is solid (60+ centers) and the average center size ramps up (especially in International) as well as ramping contributions from back-up care centers and College Coach. We remain a bit puzzled as to the size of the opportunity relative to the size of Swingset's sales and execution groups, particularly as we believe existing customers should be a market opportunity ripe for the picking. That said, we also recognize hiring an additional 5-10 salespeople globally would create a sizable headwind for operating margins, one that management might not be willing to make given the current revenue growth profile."

Source: Wall Street research.

Evercore Partners
36